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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement Nos. 33-32819/ 811-6023 for Managed Municipal Fund, Inc. of our report dated December 8, 2000 appearing in the Managed Municipal Fund, Inc's Annual Report for the year ended October 31, 2000 and to the reference to us under the headings "Independent Auditors" and "Financial Highlights" in the Statement of Additional Information and the Prospectus, respectively, which are part of this Registration Statement.


Deloitte & Touche LLP
New York, New York
February 25, 2001